Exhibit 99.1

Rocky Brands, Inc. Adopts
Shareholder Rights Plan

Rocky Brands, Inc. Jim McDonald (740) 753-1951 Chief Financial Officer	Investor Relations: Integrated Corporate Relations, Inc. Brendon Frey / Chad Jacobs (203) 682-8200

Nelsonville, Ohio, June 11, 2009.  – Rocky Brands, Inc. (NASDAQ: RCKY) announced today that its Board of Directors has adopted a Shareholder Rights Plan (Rights Plan) under which Rocky Brands, Inc. will issue a dividend of one Right for each of the Company’s common shares, no par value, held by shareholders of record as of the close of business on June 22, 2009.  The Rights Plan is designed to assure shareholders fair value in the event of a future unsolicited business combination or similar transaction involving the Company.  The Company added that the Plan was not adopted in response to any attempt to acquire the Company and that it is not aware of any such efforts.

Mike Brooks, Chairman and Chief Executive Officer, stated, “The Rights Plan was adopted to protect the interests of our shareholders.  The Rights Plan does not prevent the Board from considering or accepting an offer to acquire Rocky if the Board believes such action is in the best interests of the Company and its shareholders.  It does, however, assure that all of the Company’s shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and guards against partial tender offers, squeeze outs, open market accumulations, and other abusive tactics that are designed to gain control of Rocky without paying all shareholders a control premium.”

Each Right will initially entitle shareholders to purchase one one-hundredth of a share of Series B Junior Participating Cumulative Preferred Stock (approximately equivalent to one share of Common Stock) for $16.00.  The Rights, however, are not immediately exercisable and will become exercisable only upon the occurrence of certain events.  Under the Rights Plan, the Rights, with certain exceptions, will be exercisable only if a person or group acquires 20% or more of the Company’s common shares or announces a tender or exchange offer that could result in ownership by a person or group of 20% or more of the Company’s common shares.  The Rights Plan has a term of three years, and the Rights will expire on June 11, 2012, unless earlier terminated or redeemed by the Board of Directors.

 Further details of the Plan are outlined in a letter that will be mailed after the record date to all shareholders and as set forth in a Current Report on Form 8-K that the Company expects to file with the Securities and Exchange Commission.

About Rocky Brands, Inc.
Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky Outdoor Gear®, Georgia Boot®, Durango®, Lehigh®, and the licensed brands Dickies®, Michelin® and Mossy Oak®.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management. These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2008 (filed March 3, 2009). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.